UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 11, 2006

BANCSHARES OF FLORIDA, INC.

(Exact name of registrant as specified in its charter)

Florida	333-74997	59-3535315

(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1185 Immokalee Road, Naples, Florida		34110

(address of principal executive offices)		(Zip Code)

Registrant’s telephone number:     (239) 254-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     Other Events

On August 11, 2006, Michael L. McMullan, Chief Executive Officer and President of Bancshares of Florida, Inc., announced that the shareholders of Bristol Bank have approved the pending acquisition of Bristol Bank by Bancshares of Florida, Inc. Under the terms of the agreement, Bristol Bank will merge with and into Bank of Florida, a wholly owned subsidiary of Bancshares of Florida, Inc.

Bank of Florida has received regulatory approval from the Federal Deposit Insurance Corporation and the Office of Financial Regulation for the State of Florida, and the transaction is expected to close on or about August 25, 2006. The combined company will have more than $850 million in assets, and the former Bristol Bank office will adopt the Bank of Florida name in early September.

A copy of this press release is furnished as Exhibit 99.1

ITEM 9.01.     Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibit is being furnished with this Report:

99.1     Press Release (solely furnished and not filed for purposes of Item 9.01).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancshares of Florida, Inc.
(Registrant)

Date: August 11, 2006
/s/ Tracy L. Keegan

Tracy L. Keegan
Executive Vice President and Chief Financial Officer